GOOSEHEAD INSURANCE, INC. ANNOUNCES THIRD QUARTER 2024 RESULTS
– Total Revenue Increased 10% and Core Revenue* Grew 16% over the Prior-Year Period –
– Total Written Premium increased 28% to $1.03 billion over the Prior-Year Period –
–Net Income of $12.6 million versus Net Income of $11.3 million a year ago –
– Adjusted EBITDA* of $26.1 million versus $22.4 million in the Prior-Year Period –

WESTLAKE, TEXAS – October 23, 2024 - Goosehead Insurance, Inc. (“Goosehead” or the “Company”) (NASDAQ: GSHD), a rapidly growing independent personal lines insurance agency, today announced results for the third quarter ended September 30, 2024.

Third Quarter 2024 Highlights
•Total Revenues grew 10% over the prior-year period to $78.0 million in the third quarter of 2024
•Third quarter Core Revenues* of $73.5 million increased 16% over the prior-year period
•Third quarter net income of $12.6 million improved from net income of $11.3 million a year ago
•EPS of $0.31 per share increased from $0.29 in the prior-year period, and Adjusted EPS* of $0.50 per share increased 10% over the prior-year period
•Net Income Margin for the third quarter was 16%
•Adjusted EBITDA* of $26.1 million increased from $22.4 million in the prior-year period
•Adjusted EBITDA Margin* increased versus the prior-year period to 34%
•Total Written Premiums placed for the third quarter increased 28% over the prior-year period to $1.03 billion
•Policies in Force increased 12% from the prior-year period to approximately 1,636,000
•Corporate agent headcount of 458 was up 45% compared to the prior-year period
•Total franchise producers of 2,093 increased 4% from the prior-year period and 5% compared to second quarter 2024

*Core Revenue, Adjusted EPS, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP measures. Reconciliations of Core Revenue to total revenues, Adjusted EPS to basic earnings per share and Adjusted EBITDA to net income, the most directly comparable financial measures presented in accordance with GAAP, are set forth in the reconciliation table accompanying this release.

“We delivered an outstanding third quarter result in the face of continued macro headwinds related to product availability and real estate as well as severe weather events which temporarily impacted production across several large states,” stated Mark Miller, President and CEO. “For the quarter, total revenue grew 10%, core revenue grew 16%, net income margin was 16% and adjusted EBITDA margin expanded to 34%, up from 32% in the year ago quarter. This marked the first time we have generated over $1 billion of premium in a single quarter, with 28% growth over the prior year, a great milestone for the company. We are seeing strong momentum in a number of our key performance indicators that we expect will drive future growth, including franchise productivity, total producer headcount and policy in force growth rates. We have also stabilized our client retention levels in the quarter at 84%, despite continued market challenges. I’m extremely pleased with the tremendous accomplishments of the organization over the past 2 years driven by our exceptional people and industry leading technology. We are well positioned for a strong finish to 2024 and faster growth in 2025 and beyond as we progress to our goal of being the largest distributor of personal lines in the US.”

Third Quarter 2024 Results
For the third quarter of 2024, revenues were $78.0 million, an increase of 10% compared to the corresponding period in 2023. Core Revenues, a non-GAAP measure which excludes contingent commissions, initial franchise fees, interest income, and other income, were $73.5 million, a 16% increase from $63.1 million in the prior-year period. Core Revenues are the most reliable revenue stream for the Company, consisting of New Business Commissions, Agency Fees, New Business Royalty Fees, Renewal Commissions, and Renewal Royalty Fees. Core Revenue growth was driven by improved franchise productivity, increased corporate agent headcount, client retention of 84%, and rising premium rates. The Company grew total written premiums, which we consider to be the leading indicator of future revenue growth, by 28% in the third quarter.

Total operating expenses, excluding equity-based compensation, depreciation and amortization, and impairment expenses for the third quarter of 2024 were $51.9 million, up 7% from $48.6 million in the prior-year period. The increase from the prior period was due to increased employee compensation and benefits expenses related to investments in corporate producers, partnership, technology, and service functions. General and administrative expenses, excluding impairment, increased to $15.2 million from $14.8 million primarily due to investments in technology and systems to drive growth and continue to improve the client experience. Equity-based compensation increased to $7.1 million for the period, compared to $6.5 million a year ago. Bad debt expense of $0.6 million decreased from $0.8 million a year ago.

Net income in the third quarter of 2024 was $12.6 million versus net income of $11.3 million a year ago. Earnings per share and Net Income Margin for the third quarter of 2024 were $0.31 and 16%, respectively. Adjusted EPS for the third quarter of 2024, which excludes equity-based compensation and impairment expense, was $0.50 per share. Total Adjusted EBITDA was $26.1 million for the third quarter of 2024 compared to $22.4 million in the prior-year period. Adjusted EBITDA Margin of 34% increased compared to the prior-year period.

Liquidity and Capital Resources
As of September 30, 2024, the Company had cash and cash equivalents of $47.5 million. We had an unused line of credit of $74.8 million as of September 30, 2024. Total outstanding term note payable balance was $95.6 million as of September 30, 2024. During the quarter ended September 30, 2024, the Company did not repurchase any shares of Class A common stock. As of September 30, 2024, $36.8 million remains available under the share repurchase authorization.

2024 Outlook
The Company is raising its guidance for full year 2024 as follows:
•Total written premiums placed for 2024 are expected to be between $3.70 billion and $3.82 billion, representing growth of 25% on the low end of the range to 29% on the high end of the range.
•Total revenues for 2024 are expected to be between $295 million and $310 million, representing growth of 13% on the low end of the range to 19% on the high end of the range.
•Adjusted EBITDA Margin is expected to expand for the full year 2024.

Conference Call Information
Goosehead will host a conference call and webcast today at 4:30 PM ET to discuss these results.

To access the call by phone, participants should go to this link (registration link), and you will be provided with the dial in details.

In addition, a live webcast of the conference call will also be available on Goosehead’s investor relations website at http://ir.goosehead.com.

A webcast replay of the call will be available at http://ir.goosehead.com for one year following the call.

About Goosehead
Goosehead (NASDAQ: GSHD) is a rapidly growing and innovative independent personal lines insurance agency that distributes its products and services through corporate and franchise locations throughout the United States. Goosehead was founded on the premise that the consumer should be at the center of our universe and that everything we do should be directed at providing extraordinary value by offering broad product choice and a world-class service experience. Goosehead represents over 150 insurance companies that underwrite personal and commercial lines. For more information, please visit goosehead.com or goosehead.com/become-a-franchisee.

Forward-Looking Statements
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Goosehead’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Goosehead’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, conditions impacting insurance carriers or other parties with which Goosehead does business, the loss of one or more key executives or an inability to attract and retain qualified personnel and the failure to attract and retain highly qualified franchisees. These risks and uncertainties also include, but are not limited to, those described under the captions “1A. Risk Factors” in Goosehead’s Annual Report on Form 10-K for the year ended December 31, 2023 and in Goosehead’s other filings with the SEC, which are available free of charge on the Securities Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Goosehead or to persons acting on behalf of Goosehead are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Goosehead does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Contacts
Investor Contact:
Dan Farrell
Goosehead Insurance - VP Capital Markets
Phone: (214) 838-5290
Email: dan.farrell@goosehead.com; IR@goosehead.com;

PR Contact:
Mission North for Goosehead Insurance
Email: goosehead@missionnorth.com; PR@goosehead.com

Goosehead Insurance, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues:
Commissions and agency fees	$30,942	$31,980	$88,782	$88,637
Franchise revenues	46,862	38,729	131,076	108,490
Interest income	231	321	725	1,135
Total revenues	78,035	71,030	220,583	198,262
Operating Expenses:
Employee compensation and benefits	43,217	39,436	127,898	113,801
General and administrative expenses	15,201	14,831	49,236	48,019
Bad debts	565	797	2,345	3,352
Depreciation and amortization	2,614	2,352	7,814	6,817
Total operating expenses	61,597	57,416	187,293	171,989
Income from operations	16,438	13,614	33,290	26,273
Other Income:
Interest expense	(2,060)	(1,617)	(5,529)	(5,057)
Other income (expense)	544	—	(5,742)	—
Income before taxes	14,922	11,997	22,019	21,216
Tax (benefit) expense	2,315	724	(3,272)	2,944
Net income	12,607	11,273	25,291	18,272
Less: net income attributable to non-controlling interests	5,048	4,339	9,720	7,753
Net income attributable to Goosehead Insurance, Inc.	$7,559	$6,934	$15,571	$10,519
Earnings per share:
Basic	$0.31	$0.29	$0.63	$0.44
Diluted	$0.29	$0.28	$0.58	$0.43
Weighted average shares of Class A common stock outstanding
Basic	24,293	24,124	24,689	23,674
Diluted	37,942	24,891	38,269	24,274

Goosehead Insurance, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues:
Core Revenue:
Renewal Commissions(1)	$20,215	$19,036	$56,767	$53,395
Renewal Royalty Fees(2)	38,070	30,040	103,951	80,344
New Business Commissions(1)	6,249	6,125	18,612	17,899
New Business Royalty Fees(2)	6,994	5,910	20,396	17,819
Agency Fees(1)	1,989	2,008	6,036	6,642
Total Core Revenue	73,516	63,119	205,762	176,099
Cost Recovery Revenue:
Initial Franchise Fees(2)	1,413	2,430	5,288	8,780
Interest Income	231	321	725	1,135
Total Cost Recovery Revenue	1,644	2,751	6,013	9,915
Ancillary Revenue:
Contingent Commissions(1)	2,490	4,811	7,367	10,701
Other Franchise Revenues(2)	385	349	1,440	1,547
Total Ancillary Revenue	2,875	5,160	8,808	12,248
Total Revenues	78,035	71,030	220,583	198,262
Operating Expenses:
Employee compensation and benefits, excluding equity-based compensation	36,124	32,977	106,816	94,850
General and administrative expenses, excluding impairment	15,201	14,831	48,889	44,391
Bad debts	565	797	2,345	3,352
Total	51,890	48,605	158,050	142,593
Adjusted EBITDA	26,145	22,425	62,533	55,669
Adjusted EBITDA Margin	34%	32%	28%	28%

Interest expense	(2,060)	(1,617)	(5,529)	(5,057)
Depreciation and amortization	(2,614)	(2,352)	(7,814)	(6,817)
Tax benefit (expense)	(2,315)	(724)	3,272	(2,944)
Equity-based compensation	(7,093)	(6,459)	(21,082)	(18,951)
Impairment expense	—	—	(347)	(3,628)
Other income (expense)	544	—	(5,742)	—
Net Income	$12,607	$11,273	$25,291	$18,272
Net Income Margin	16%	16%	11%	9%
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated Statements of Operations within Goosehead’s Form 10-Q for the three and nine months ended September 30, 2024 and 2023.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Franchise Revenues are included in "Franchise revenues" as shown on the Condensed Consolidated Statements of Operations within Goosehead’s Form 10-Q for the three and nine months ended September 30, 2024 and 2023.

Goosehead Insurance, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share amounts)

	September 30,	December 31,
	2024	2023
Assets
Current Assets:
Cash and cash equivalents	$47,544	$41,956
Restricted cash	2,568	2,091
Commissions and agency fees receivable, net	9,679	12,903
Receivable from franchisees, net	11,261	9,720
Prepaid expenses	5,701	7,889
Total current assets	76,753	74,559
Receivable from franchisees, net of current portion	3,644	9,269
Property and equipment, net of accumulated depreciation	25,369	30,316
Right-of-use asset	34,134	38,406
Intangible assets, net of accumulated amortization	23,230	17,266
Deferred income taxes, net	190,368	181,209
Other assets	4,565	3,867
Total assets	$358,063	$354,892
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$19,259	$16,398
Premiums payable	2,568	2,091
Lease liability	9,297	8,897
Contract liabilities	3,337	4,129
Note payable	10,063	9,375
Liabilities under tax receivable agreement	4,948	—
Total current liabilities	49,472	40,890
Lease liability, net of current portion	50,249	57,382
Note payable, net of current portion	84,639	67,562
Contract liabilities, net of current portion	15,710	22,970
Liabilities under tax receivable agreement, net of current portion	155,748	149,302
Total liabilities	355,818	338,106
Class A common stock, $0.01 par value per share - 300,000 shares authorized, 24,369 shares issued and outstanding as of September 30, 2024, 24,966 shares issued and outstanding as of December 31, 2023	244	250
Class B common stock, $0.01 par value per share - 50,000 shares authorized, 12,722 issued and outstanding as of September 30, 2024, 12,954 shares issued and outstanding as of December 31, 2023	127	130
Additional paid in capital	89,005	103,228
Accumulated deficit	(31,029)	(47,056)
Total stockholders' equity	58,347	56,552
Non-controlling interests	(56,102)	(39,766)
Total equity	2,245	16,786
Total liabilities and equity	$358,063	$354,892
.

Goosehead Insurance, Inc.
Reconciliation Non-GAAP Measures to GAAP
This release includes Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS that are not required by, nor presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The Company refers to these measures as “non-GAAP financial measures.” The Company uses these non-GAAP financial measures when planning, monitoring and evaluating its performance and considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax position, depreciation, amortization and certain other items that the Company believes are not representative of its core business. The Company uses Core Revenue, Cost Recovery Revenue, Ancillary Revenue, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted EPS for business planning purposes and in measuring its performance relative to that of its competitors.
These non-GAAP financial measures are defined by the Company as follows:
•"Core Revenue" is a supplemental measure of our performance and includes Renewal Commissions, Renewal Royalty Fees, New Business Commissions, New Business Royalty Fees, and Agency Fees. We believe that Core Revenue is an appropriate measure of operating performance because it summarizes all of our revenues from sales of individual insurance policies.
•"Cost Recovery Revenue" is a supplemental measure of our performance and includes Initial Franchise Fees and Interest Income. We believe that Cost Recovery Revenue is an appropriate measure of operating performance because it summarizes revenues that are viewed by management as cost recovery mechanisms.
•"Ancillary Revenue" is a supplemental measure of our performance and includes Contingent Commissions and Other Income. We believe that Ancillary Revenue is an appropriate measure of operating performance because it summarizes revenues that are ancillary to our core business.
•"Adjusted EBITDA" is a supplemental measure of the Company's performance. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of items that do not relate to business performance. Adjusted EBITDA is defined as net income (the most directly comparable GAAP measure) before interest, income taxes, depreciation and amortization, adjusted to exclude equity-based compensation, impairment expense, and other non-operating items, including, among other things, certain non-cash charges and certain non-recurring or non-operating gains or losses.
•"Adjusted EBITDA Margin" is Adjusted EBITDA as defined above, divided by total revenue excluding other non-operating items. Adjusted EBITDA Margin is helpful in measuring profitability of operations on a consolidated level.
•"Adjusted EPS" is a supplemental measure of our performance, defined as earnings per share (the most directly comparable GAAP measure) before non-recurring or non-operating income and expenses. Adjusted EPS is a useful measure to management because it eliminates the impact of items that do not relate to business performance and helps measure our profitability on a consolidated level.
While the Company believes that these non-GAAP financial measures are useful in evaluating its business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues, net income, or earnings per share, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in the Company’s industry, may calculate such measures differently, which reduces their usefulness as comparative measures.

The following tables show a reconciliation from total revenues to Core Revenue, Cost Recovery Revenue, and Ancillary Revenue (non-GAAP basis) for the three and nine months ended September 30, 2024 and 2023 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Total Revenues	$78,035	$71,030	$220,583	$198,262

Core Revenue:
Renewal Commissions(1)	$20,215	$19,036	$56,767	$53,395
Renewal Royalty Fees(2)	38,070	30,040	103,951	80,344
New Business Commissions(1)	6,249	6,125	18,612	17,899
New Business Royalty Fees(2)	6,994	5,910	20,396	17,819
Agency Fees(1)	1,989	2,008	6,036	6,642
Total Core Revenue	73,516	63,119	205,762	176,099
Cost Recovery Revenue:
Initial Franchise Fees(2)	1,413	2,430	5,288	8,780
Interest Income	231	321	725	1,135
Total Cost Recovery Revenue	1,644	2,751	6,013	9,915
Ancillary Revenue:
Contingent Commissions(1)	2,490	4,811	7,367	10,701
Other Franchise Revenues(2)	385	349	1,440	1,547
Total Ancillary Revenue	2,875	5,160	8,808	12,248
Total Revenues	$78,035	$71,030	$220,583	$198,262
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees" as shown on the Condensed Consolidated Statements of Operations.
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, and Other Franchise Revenues are included in "Franchise revenues" as shown on the Condensed Consolidated Statements of Operations.

The following tables show a reconciliation from net income to Adjusted EBITDA and Adjusted EBITDA Margin (non-GAAP basis) for the three and nine months ended September 30, 2024 and 2023 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net Income	$12,607	$11,273	$25,291	$18,272
Interest expense	2,060	1,617	5,529	5,057
Depreciation and amortization	2,614	2,352	7,814	6,817
Tax (benefit) expense	2,315	724	(3,272)	2,944
Equity-based compensation	7,093	6,459	21,082	18,951
Impairment expense	—	—	347	3,628
Other (income) expense	(544)	—	5,742	—
Adjusted EBITDA	$26,145	$22,425	$62,533	$55,669
Net Income Margin(1)	16%	16%	11%	9%
Adjusted EBITDA Margin(2)	34%	32%	28%	28%
(1) Net Income Margin is calculated as Net Income divided by Total Revenue ($12,607/$78,035) and ($11,273/$71,030) for the three months ended September 30, 2024 and 2023. Net Income Margin is calculated as Net Income divided by Total Revenue ($25,291/$220,583) and ($18,272/$198,262) for the nine months ended September 30, 2024 and 2023.
(2) Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($26,145/$78,035), and ($22,425/$71,030) for the three months ended September 30, 2024 and 2023, respectively. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Revenue ($62,533/$220,583), and ($55,669/$198,262) for the nine months ended September 30, 2024 and 2023.

The following tables show a reconciliation from basic earnings per share to Adjusted EPS (non-GAAP basis) for the three and nine months ended September 30, 2024 and 2023. Note that totals may not sum due to rounding:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Earnings per share - basic (GAAP)	$0.31	$0.29	$0.63	$0.44
Add: equity-based compensation(1)	0.19	0.17	0.56	0.50
Add: impairment expense(2)	—	—	0.01	0.10
Adjusted EPS (non-GAAP)	$0.50	$0.46	$1.20	$1.04
(1) Calculated as equity-based compensation divided by sum of weighted average Class A and Class B shares [$7.1 million/(24.3 million + 12.7 million)] for the three months ended September 30, 2024 and [$6.5 million/ (24.1 million + 13.6 million)] for the three months ended September 30, 2023. Calculated as equity-based compensation divided by sum of weighted average Class A and Class B shares [$21.1 million/(24.7 million + 12.8 million)] for the nine months ended September 30, 2024 and [$19.0 million/ (23.7 million + 14.0 million)] for the nine months ended September 30, 2023.
(2) Calculated as impairment expense divided by sum of weighted average Class A and Class B shares [$0.3 million/(24.7 million + 12.8 million)] for the nine months ended September 30, 2024. Calculated as impairment expense divided by sum of weighted average Class A and Class B shares [$3.6 million/(23.7 million + 14.0 million)] for the nine months ended September 30, 2023. No impairment was recorded for the three months ended September 30, 2024 and three months ended September 30, 2023.

Goosehead Insurance, Inc.
Key Performance Indicators

	September 30, 2024	December 31, 2023	September 30, 2023
Corporate sales agents < 1 year tenured	277	135	132
Corporate sales agents > 1 year tenured	181	165	184
Operating franchises < 1 year tenured	93	183	254
Operating franchises > 1 year tenured	1,023	1,043	1,031
Total Franchise Producers	2,093	1,957	2,008
QTD Corporate Agent Productivity < 1 Year (1)	$15,570	$13,789	$16,266
QTD Corporate Agent Productivity > 1 Year (1)	$28,887	$25,738	$28,963
QTD Franchise Productivity < 1 Year (2)	$22,303	$10,975	$9,583
QTD Franchise Productivity > 1 Year (2)	$29,950	$21,103	$22,305
Policies in Force	1,636,000	1,486,000	1,456,000
Client Retention	84%	86%	87%
Premium Retention	99%	101%	102%
QTD Written Premium (in thousands)	$1,028,736	$756,082	$802,939
Net Promoter Score ("NPS")	90	92	92
(1) - Corporate Productivity is New Business Production per Agent (Corporate): The New Business Revenue collected related to corporate sales, divided by the average number of full-time corporate sales agents for the same period. This calculation excludes interns, part-time sales agents and partial full-time equivalent sales managers.
(2) - Franchise Productivity is New Business Production per Franchise: The gross commissions paid by Carriers and Agency Fees received related to policies in their first term sold by franchise sales agents, divided by the average number of franchises for the same period, prior to paying Royalty Fees to the Company.